Exhibit 99.1

Mid-Con Energy Partners, LP Announces First Quarter 2020 Operating and Financial Results, and Details of Recently Announced Strategic Recapitalization Transactions

TULSA, June 15, 2020 (GLOBE NEWSWIRE) -- Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today its operating and financial results for first quarter 2020 and details of the recently announced strategic recapitalization transactions.

RECENT DEVELOPMENTS

As announced on June 5, 2020, the Partnership completed strategic recapitalization transactions, resulting in significant changes to its capital structure and governance to strengthen its balance sheet, create alignment across all unitholders, reduce costs and streamline operations, thereby creating immediate and sustainable value for all unitholders.  Highlights of the transaction include:

•

The holders of all of the Partnership’s Class A and B preferred units (collectively, the “Preferred Units”), led by Goff Capital, Inc., (“Goff Capital”) converted their Preferred Units to common units at an average conversion price of $3.12/unit.

•	The equity holders of the general partner contributed the ownership of the general partner to the Partnership in exchange for common units.
•

In connection with these transactions, the limited partnership agreement of the Partnership was amended, the directors of the general partner have resigned, and a new Board of Directors was elected by written consent of affiliates of Goff Capital that now hold a majority of the outstanding common units.

•

Charles R. Olmstead, Chief Executive Officer, and Jeffrey R. Olmstead, most recently Chief Executive Officer and President prior to taking a sabbatical beginning February 1, 2020, resigned from their positions as officers of the general partner.

•	Following these transactions, the Partnership had 14,311,522 common units outstanding.
•

Completed the spring redetermination of the borrowing base under its senior secured revolving credit facility. Amendment 15 to the credit agreement was effective as of June 1, 2020. Amendment 15 to the credit agreement, among other changes:

o	decreased the borrowing base from $95.0 million to $64.0 million and establishes a repayment schedule for the borrowing base deficiency;
o	permitted the recapitalization transactions;
o	introduced anti-cash hoarding provisions and restrictive covenants on capital and general and administrative spending;
o	provided for all loans to bear payment-in-kind interest, capitalized on a quarterly basis;
o	excluded certain assumed liabilities from the Current Ratio calculation for the quarters ending June 30, 2020, September 30, 2020, and December 31, 2020; and
o	required the Partnership’s Leverage Ratio of Consolidated Funded Indebtedness to Consolidated EBITDAX not to exceed:
▪	5.75 to 1.00 for the quarter ending June 30, 2020,
▪	5.00 to 1.00 for the quarter ending September 30, 2020,
▪	4.50 to 1.00 for the quarter ending December 31, 2020, and
▪	4.25 to 1.00 for the quarter ending March 31, 2021 and thereafter.
•

Contango Resources, Inc. (“Contango Resources”), a subsidiary of Contango Oil & Gas Company (“Contango”) will be the new operator of the Partnership’s properties, replacing Mid-Con Energy Operating, LLC. The transition is expected to be effective July 1, 2020 and the move is expected to generate pro-forma annual cash savings of approximately $6.5 million compared to 2019.

•

The Partnership and Mid-Con Energy Operating, LLC, the existing services provider, entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), effective June 1, 2020. Under the Assignment and Assumption Agreement, the Partnership agreed to assume and release the existing services provider from certain liabilities arising out of the existing services provider’s performance of its obligations as operator of the Partnership’s properties under the existing services agreement.

SELECT FINANCIAL AND OPERATIONAL RESULTS FOR THE QUARTER ENDED MARCH 31, 2020

•	Net income was $2.8 million for the first quarter 2020.
•	Reported negative cash flows from operating activities for the first quarter 2020 of $0.8 million.
•	Increased outstanding borrowings on our revolving credit facility by $6.0 million during first quarter 2020 to $74 million.
•	Capital expenditures of $4.8 million across the portfolio during the first quarter 2020. Remainder of 2020 developmental capital is currently delayed due to commodity pricing.
•

In Wyoming, at our Pine Tree Shannon Unit, completed chemical treatments and initiated injection on two wells, converted two wells to injection (awaiting treatments), and continued installation of injection facilities and pipelines. At our House Creek Unit, we completed one re-stimulation.

•	In Oklahoma, completed 2 producing wells and 1 injection well which were initiated during the fourth quarter 2019 and recompleted four wells.
•	Conducted 14 capital workovers across the Partnership.
•	Shut-in approximately 250 wells during March 2020 as a result of the drop in oil price.

CRUDE OIL PRICE DECLINES AND OPERATIONAL UPDATE

During the first quarter of 2020, the oil and natural gas industry witnessed a significant decline in oil prices from $63 per Bbl in early January to just above $20 per Bbl in late March. The declines continued into April and as a result of the low oil prices, the Partnership has modified its 2020 operational plan. We remain focused on cost reductions, including periodic economic review of each well within our portfolio along with ongoing scrutiny of lease operating expenses and general and administrative expenses. Wells that are not economically viable, at prevailing prices, are shut-in provided there are no contractual, operating or reservoir constraints precluding the suspension of operations. We shut-in approximately 250 uneconomic wells during March 2020, and an additional 150 uneconomical wells in April 2020. We continue to monitor pricing and expenses to determine when to return these wells to production.

FINANCIAL SUMMARY

Production for first quarter 2020 averaged 3,538 Boe/d, compared to 3,609 Boe/d in the fourth quarter 2019 as shutting in wells in March 2020 began to affect output. Commodity pricing decreased during the first quarter 2020 as the average realized oil price after derivatives was $49.88 versus $53.34 per barrel in fourth quarter 2019.

Lease operating expenses (“LOE”) for the first quarter 2020 were $8.1 million ($25.27 per Boe) compared to $9.2 million ($27.59 per Boe) for the fourth quarter 2019. The majority of the decrease was due to decreased activity and approximately 250 uneconomic wells that were shut-in during March 2020.

General and administrative expenses (“G&A”) for the first quarter 2020 were $3.0 million compared to $2.2 million for the fourth quarter 2019. The majority of the increase was due to increased allocated salaries for technical services and $0.3 million in expenses related to the strategic recapitalization transactions, partially offset by a decrease in non-cash compensation expense.

The Partnership spent $4.8 million on capital expenditures during the first quarter 2020, compared to capital expenditures of $4.5 million during the fourth quarter of 2019.

The decrease in revenue, primarily caused by a decrease in commodity prices, and increased G&A, slightly offset by a decrease in LOE and increased cash settlements received for matured derivatives, lowered first quarter Adjusted EBITDA(1) to $2.5 million from $3.5 million in the fourth quarter of 2019. During the first quarter, the Partnership increased debt by $6.0 million to $74.0 million outstanding as of March 31, 2020. As of June 12, 2020, debt outstanding was $73.3 million.

(1) Non-GAAP financial measure. Please refer to the related disclosure and reconciliation of net income (loss) to Adjusted EBITDA included in this press release.

HEDGING SUMMARY

Mid-Con Energy enters into various commodity derivative contracts intended to achieve more predictable cash flows by reducing the Partnership’s exposure to short-term fluctuations in oil prices. We believe this risk management strategy will serve to secure a portion of our revenues and, by retaining some opportunity to participate in upward price movements, may also enable us to realize higher revenues during periods when prices rise.

As of March 31, 2020, the following table reflects volumes of Mid-Con Energy’s production hedged by commodity derivative contracts, with the corresponding prices at which the production is hedged:

Period Covered	Weighted Average Fixed Price	Weighted Average Floor Price	Weighted Average Ceiling Price	Total Bbls Hedged/day	Index
Swaps - 2020	$55.87	$—	$—	$1,882	NYMEX-WTI
Swaps - 2021	$55.78	$—	$—	$672	NYMEX-WTI
Collars - 2021	$—	$52.00	$58.80	$672	NYMEX-WTI

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located primarily in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy’s website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements due to a number of factors including but not limited to our ability to continue as a going concern; volatility of commodity prices; supply and demand of oil and natural gas; revisions to oil and natural gas reserves estimates as a result of changes in commodity prices; effectiveness of risk management activities; business strategies; future financial and operating results; our ability to pay distributions; our ability to replace the reserves we produce through acquisitions and the development of our properties; future capital requirements and availability of financing; technology and cybersecurity; realized oil and natural gas prices; production volumes; lease operating expenses; general and administrative expenses; cash flow and liquidity; availability of production equipment; availability of oil field labor; capital expenditures; availability and terms of capital; marketing of oil and natural gas; general economic conditions; world-wide epidemics, including COVID-19, and the related effects of sheltering in place; competition in the oil and natural gas industry; environmental liabilities; counterparty credit risk; governmental regulation and taxation; compliance with NASDAQ listing requirements; developments in oil and natural gas producing countries, including increases and decreases in supply from Russia and OPEC; plans, objectives, expectations and intentions; and any other risks and uncertainties discussed in our Form 10-K and other filings with the SEC.

Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents and reports we file from time to time with the SEC.

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except number of units)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$213	$255
Accounts receivable	4,780	6,853
Derivative financial instruments	15,731	—
Prepaid expenses	202	87
Assets held for sale	—	365
Total current assets	20,926	7,560
Property and equipment
Oil and natural gas properties, successful efforts method
Proved properties	264,490	261,375
Unproved properties	4,266	3,125
Other property and equipment	1,220	1,262
Accumulated depletion, depreciation, amortization and impairment	(93,472)	(72,303)
Total property and equipment, net	176,504	193,459
Derivative financial instruments	6,225	730
Other assets	870	1,020
Total assets	$204,525	$202,769

LIABILITIES, CONVERTIBLE PREFERRED UNITS AND EQUITY
Current liabilities
Accounts payable
Trade	$630	$320
Related parties	1,914	6,902
Derivative financial instruments	—	1,944
Accrued liabilities	187	795
Other current liabilities	438	430
Current debt	74,000	—
Total current liabilities	77,169	10,391
Long-term debt	—	68,000
Other long-term liabilities	344	457
Asset retirement obligations	31,296	30,265
Commitments and contingencies
Class A convertible preferred units - 11,627,906 issued and outstanding, respectively	23,287	22,964
Class B convertible preferred units - 9,803,921 issued and outstanding, respectively	14,877	14,829
Equity, per accompanying statements
General partner	(762)	(793)
Limited partners - 1,557,851 and 1,541,215 units issued and outstanding, respectively	58,314	56,656
Total equity	57,552	55,863
Total liabilities, convertible preferred units and equity	$204,525	$202,769

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per unit data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues
Oil sales	$12,982	$14,594
Natural gas sales	283	250
Other operating revenues	238	372
Gain (loss) on derivatives, net	24,952	(12,198)
Total revenues	38,455	3,018
Operating costs and expenses
Lease operating expenses	8,138	6,830
Production and ad valorem taxes	1,070	1,282
Other operating expenses	584	473
Impairment of proved oil and natural gas properties	18,332	—
Depreciation, depletion and amortization	2,836	3,098
Accretion of discount on asset retirement obligations	399	328
General and administrative	3,052	2,662
Total operating costs and expenses	34,411	14,673
Gain on sales of oil and natural gas properties, net	—	9,469
Income (loss) from operations	4,044	(2,186)
Other (expense) income
Interest income	1	8
Interest expense	(1,274)	(1,615)
Other income	12	5
Total other expense	(1,261)	(1,602)
Net income (loss)	2,783	(3,788)
Less: Distributions to preferred unitholders	1,172	1,149
Less: General partner's interest in net income (loss)	31	(45)
Limited partners' interest in net income (loss)	$1,580	$(4,892)
Limited partners' interest in net income (loss) per unit
Basic	$1.02	$(3.19)
Diluted	$0.07	$(3.19)

Weighted average limited partner units outstanding
Limited partner units (basic)	1,550	1,532
Limited partner units (diluted)	23,020	1,532

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$2,783	$(3,788)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation, depletion and amortization	2,836	3,098
Debt issuance costs amortization	150	178
Accretion of discount on asset retirement obligations	399	328
Impairment of proved oil and natural gas properties	18,332	—
Mark to market on derivatives
(Gain) loss on derivatives, net	(24,952)	12,198
Cash settlements received for matured derivatives, net	1,783	143
Gain on sales of oil and natural gas properties	—	(9,469)
Non-cash equity-based compensation	78	334
Changes in operating assets and liabilities
Accounts receivable	2,072	(1,217)
Prepaid expenses and other assets	(115)	(369)
Accounts payable - trade and accrued liabilities	(304)	432
Accounts payable - related parties	(3,818)	(2,999)
Net cash used in operating activities	(756)	(1,131)
Cash flows from investing activities
Acquisitions of oil and natural gas properties	(111)	(2,796)
Additions to oil and natural gas properties	(4,682)	(3,057)
Additions to other property and equipment	(58)	—
Proceeds from sales of oil and natural gas properties	—	32,502
Proceeds from sale of other assets	365	—
Net cash (used in) provided by investing activities	(4,486)	26,649
Cash flows from financing activities
Proceeds from line of credit	6,000	7,000
Payments on line of credit	—	(32,000)
Distributions to Class A convertible preferred units	(500)	(500)
Distributions to Class B convertible preferred units	(300)	(300)
Net cash provided by (used in) financing activities	5,200	(25,800)
Net decrease in cash and cash equivalents	(42)	(282)
Beginning cash and cash equivalents	255	467
Ending cash and cash equivalents	$213	$185

Mid-Con Energy Partners, LP and subsidiaries
Production Volumes, Prices, and Unit Costs per Boe
(Unaudited)

	Three Months Ended March 31,
	2020	2019	Change	% Change
Production Volumes
Oil (MBbls)	296	292	4	1%
Natural gas (MMcf)	156	121	35	29%
Total (MBoe)	322	312	10	3%
Average daily net production (Boe/d)	3,538	3,467	71	2%

Average sales prices
Oil (per Bbl)
Sales price	$43.86	$49.98	$(6.12)	(12%)
Effect of net settlements on matured derivative instruments	$6.02	$0.49	$5.53	1129%
Realized oil price after derivatives	$49.88	$50.47	$(0.59)	(1%)
Natural gas (per Mcf)	$1.81	$2.07	$(0.26)	(13%)

Average unit costs per Boe
Lease operating expenses	$25.27	$21.89	$3.38	15%
Production and ad valorem taxes	$3.32	$4.11	$(0.79)	(19%)
Depreciation, depletion and amortization	$8.81	$9.93	$(1.12)	(11%)
General and administrative expenses	$9.48	$8.53	$0.95	11%

NON-GAAP FINANCIAL MEASURE

This press release, the financial tables and other supplemental information include “Adjusted EBITDA” which is a non-generally accepted accounting principles (“Non-GAAP”) measure used by our management to describe financial performance with external users of our financial statements. The Partnership believes the Non-GAAP financial measure described above is useful to investors because this measurement is used by many companies in its industry as a measurement of financial performance and is commonly employed by financial analysts and others to evaluate the financial performance of the Partnership and to compare the financial performance of the Partnership with the performance of other publicly traded partnerships within its industry. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) plus (minus):

•	Interest expense, net;
•	Depreciation, depletion and amortization;
•	Accretion of discount on asset retirement obligations;
•	(Gain) loss on derivatives, net;
•	Cash settlements received (paid) for matured derivatives, net;
•	Cash premiums received (paid) for derivatives, net;
•	Impairment of proved oil and natural gas properties;
•	Impairment of assets held for sale;
•	Non-cash equity-based compensation;
•	(Gain) loss on sale of other assets;
•	(Gain) loss on sales of oil and natural gas properties, net; and
•	Dry holes and abandonments of unproved properties.

Mid-Con Energy Partners, LP and subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net income (loss)	$2,783	$(7,869)	$(3,788)
Interest expense, net	1,273	1,147	1,607
Depreciation, depletion and amortization	2,836	2,595	3,098
Accretion of discount on asset retirement obligations	399	428	328
Impairment of proved oil and natural gas properties	18,332	—	—
Impairment of assets held for sale	—	65	—
(Gain) loss on derivatives, net	(24,952)	7,174	12,198
Cash settlements received (paid) for matured derivatives, net	1,783	(199)	143
Non-cash equity-based compensation	78	119	334
(Gain) loss on sales of oil and natural gas properties, net	—	21	(9,469)
Adjusted EBITDA	$2,532	$3,481	$4,451

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575